EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Highbury Financial, Inc.

We hereby consent to the incorporation by reference of our report dated March 4, 2009 included in this Annual Report on Form 10-K for the years ended December 31, 2008 and 2007, on the consolidated financial statements of Highbury Financial, Inc. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended, into the Company’s previously filed Registration Statement on Form S-3 (No. 333-127272).

/s/ J.H.Cohn LLP

J.H. Cohn LLP
New York, New York
March 4, 2009